UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2023

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 914-701-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AAWW	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on August 4, 2022, Atlas Air Worldwide Holdings, Inc. (“AAWW” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rand Parent, LLC, a Delaware limited liability company (“Parent”) affiliated with certain funds managed by affiliates of Apollo Global Management, Inc., J.F. Lehman & Company, LLC and Hill City Capital LP, and Rand Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), which provides for the merger of MergerCo with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

On March 17, 2023 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and pursuant to and in accordance with the applicable provisions of the Delaware General Corporation Law, the Merger was consummated. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of MergerCo ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent.

Item 1.01 Entry into a Material Definitive Agreement.

Third Supplemental Indenture

In connection with the consummation of the Merger, on the Closing Date, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into the third supplemental indenture (the “Third Supplemental Indenture”) to the indenture, dated as of June 3, 2015, between the Company and the Trustee (the “Base Indenture”), as supplemented by the second supplemental indenture, dated as of May 23, 2017, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), governing the Company’s 1.875% Convertible Senior Notes due 2024 (the “2024 Convertible Notes”), of which $288,882,000 aggregate principal amount was outstanding on March 16, 2023 (excluding $24,000 aggregate amount converted but not yet settled).

Pursuant to the terms of the Indenture, the Company was required to enter into the Third Supplemental Indenture prior to or at the Effective Time. The Third Supplemental Indenture provides that, at and after the Effective Time, the right to convert each $1,000 principal amount of the 2024 Convertible Notes will be changed into a right to convert such principal amount of the 2024 Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), equal to the conversion rate immediately prior to the Effective Time would have owned or been entitled to receive at the Effective Time. Accordingly, any reference in respect of a holder’s conversion rights to a share of Company Common Stock in the Indenture will be deemed a reference to a right to receive a cash amount equal to $102.50.

Supplemental Indenture

In addition, in connection with the consummation of the Merger, on the Closing Date, Parent, the Trustee, the Company and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) entered into the supplemental indenture no. 1 (the “Supplemental Indenture”) to the indenture, dated as of February 17, 2023, between Parent, the subsidiary guarantors party thereto from time to time and the Trustee (the “Parent Indenture”), governing Parent’s issuance of 8.500% Senior Secured Notes due 2030 with an initial aggregate principal amount of $850 million (the “2030 Notes”), pursuant to which the Company and the Subsidiary Guarantors agreed to guarantee Parent’s obligations under the Parent Indenture and the 2030 Notes. The 2030 Notes and the related guarantees are secured on a first-priority basis by substantially all assets of the Subsidiary Guarantors (subject to certain exclusions and exceptions). The Parent Indenture and the 2030 Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

First Lien Credit Agreement

In addition, on the Closing Date, Parent entered into the First Lien Credit Agreement among Rand Midco LLC, Parent, as borrower, Goldman Sachs Bank USA, as Administrative Agent, and the Lenders and Issuing Banks party thereto (the “Credit Agreement”), governing Parent’s senior secured credit facilities, which include (i) a term loan facility in an aggregate principal amount of $800 million, maturing on the seventh anniversary of the Closing Date and (ii) a revolving credit facility in an aggregate committed principal amount of $300 million, including both a letter of credit sub facility and a swingline loan sub facility, maturing on the fifth anniversary of the Closing Date. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of Parent and the Subsidiary Guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

The foregoing descriptions of the Indenture and the Third Supplemental Indenture contained in this Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Indenture and the Third Supplemental Indenture. A copy of the Base Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on June 3, 2015, a copy of the Second Supplemental Indenture was filed as Exhibit 4.2 to the Current Report on Form 8-K filed by the Company with the SEC on May 23, 2017, and a copy of the Third Supplemental Indenture is filed herewith as Exhibit 4.1. The Indenture and the Third Supplemental Indenture are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Promissory Note

As previously disclosed, on May 29, 2020, Atlas Air, Inc. (“Atlas”) and Southern Air Inc. (“Southern” and, together with Atlas, the “PSP Recipients”), each a wholly owned subsidiary of the Company, entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the United States Department of the Treasury (“U.S. Treasury”) with respect to payroll support funding available to cargo air carriers pursuant to Section 4112 of the Coronavirus Aid, Relief, and Economic Security Act. In connection with the PSP Agreement, the Company issued a senior unsecured promissory note, guaranteed by the PSP Recipients, to the U.S. Treasury (the “Promissory Note”) with a principal amount of up to $199.8 million.

On the Closing Date, the Company prepaid in full its obligations under the Promissory Note.

2022 Warrant Transactions

As previously disclosed, in connection with the issuance of the Company’s 2.25% Convertible Senior Notes due 2022 (the “2022 Convertible Notes”), on May 28, 2015 and June 1, 2015, the Company entered into convertible note hedge transactions (the “2022 Convertible Note Hedge Transactions”) and warrant transactions (the “2022 Warrant Transactions”) with Morgan Stanley & Co. International plc (“Morgan Stanley”) and BNP Paribas (“BNP”) (the “2022 Option Counterparties”). All outstanding 2022 convertible note hedges in connection with the 2022 Convertible Note Hedge Transactions were exercised on June 1, 2022.

In connection with the Merger, the Company and the 2022 Option Counterparties agreed to terminate all unexercised warrants remaining in connection with the 2022 Warrant Transactions. As a result, the Company is required to make an aggregate payment of approximately $3,029,052.60 to the 2022 Option Counterparties following which all remaining 2022 Warrant Transactions will be terminated.

2024 Convertible Note Hedge Transactions and 2024 Warrant Transactions

As previously disclosed, in connection with the issuance of the 2024 Convertible Notes, on May 17, 2017 and May 18, 2017, the Company entered into convertible note hedge transactions (the “2024 Convertible Note Hedge Transactions”) and warrant transactions (the “2024 Warrant Transactions”) with Morgan Stanley, Citibank, N.A. and BNP (the “2024 Option Counterparties”).

In connection with the Merger, the Company and the 2024 Option Counterparties agreed to terminate all outstanding 2024 Convertible Note Hedge Transactions and 2024 Warrant Transactions. As a result, the 2024 Option Counterparties are required to make an aggregate payment of approximately $202,243,759.11 to the Company, and the Company is required to make an aggregate payment of approximately $153,302,790.61 to the 2024 Option Counterparties, following which all outstanding 2024 Convertible Note Hedge Transactions and 2024 Warrant Transactions will be terminated, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time, and in accordance with the Merger Agreement, (i) Parent completed its previously announced acquisition of the Company, (ii) the Company became a wholly owned subsidiary of Parent and (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that, immediately prior to the Effective Time, were (a) held by Parent or MergerCo, (b) held by the Company as treasury shares or (c) owned by any person who has properly demanded and not withdrawn a demand for appraisal rights under Delaware law) converted into the right to receive an amount in cash equal to $102.50 per share, without interest (the “Merger Consideration”).

In addition, at the Effective Time, with respect to awards that were outstanding as of the date of the Merger Agreement, (i) each restricted stock unit (including those subject to performance-based vesting conditions) vested and was canceled and the holder thereof became entitled to solely receive an amount in cash equal to the number of shares of Company Common Stock underlying such award (assuming all performance goals were achieved at the maximum level of performance) multiplied by the Merger Consideration, without interest, and (ii) each long-term cash incentive award vested and was canceled and the holder thereof became entitled to receive an amount in cash equal to the amount payable under the applicable award agreement, as further provided in the Merger Agreement and related award agreements (assuming all performance goals were achieved at the maximum level of performance), without interest.

The Merger Consideration was funded through equity contributions received by Parent and with proceeds from debt financing.

Additionally, on the Closing Date, in connection with the consummation of the Merger, described above, each outstanding warrant for shares of Company Common Stock with an exercise price of $37.34 per share, as adjusted, governed by the warrant agreement dated May 4, 2016 (the “Amazon Warrant Agreement”) automatically vested and, following the Company’s exercise of its mandatory exercise right, was exercised for the Merger Consideration in accordance with the terms of the Amazon Warrant Agreement. Additionally, on the Closing Date, in connection with the consummation of the Merger, described above, each outstanding warrant for shares of Company Common Stock (the “Treasury Warrants”) governed by the warrant agreement dated May 29, 2020 (the “U.S. Treasury Warrant Agreement”) became exercisable for the Merger Consideration in accordance with the terms of the U.S. Treasury Warrant Agreement. No other warrants issued or outstanding under the Amazon Warrant Agreement vested or will become exercisable in connection with the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2022, the terms of which are incorporated herein by reference.

The information in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.04.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (together with the Nasdaq Stock Market LLC, “NASDAQ”) on March 14, 2023 of the anticipated closing of the Merger on the Closing Date and requested that the trading of the Company Common Stock be suspended and listing of the Company Common Stock on NASDAQ be removed. On March 17, 2023, NASDAQ filed with the SEC a Form 25 to report that the Company Common Stock was no longer listed on NASDAQ and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of Company Common Stock from NASDAQ will be effective on March 27, 2023 (10 days after the filing of the Form 25). Following the effectiveness of such Form 25, the Company intends to file with the SEC a Certification and Notification of Termination on Form 15 requesting the termination of registration of Company Common Stock, the 2024 Convertible Notes and the Treasury Warrants under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Company Common Stock, the 2024 Convertible Notes and the Treasury Warrants.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

The information in the Introductory Note and in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

Effective upon the consummation of the Merger, each of Duncan J. McNabb, Charles F. Bolden, Jr., Walter G. Borst, Raymond L. Conner, Beverly K. Goulet, Bobby J. Griffin, Sheila A. Stamps, George A. Willis and Carol J. Zierhoffer ceased to be directors of the Company.

Additionally, effective as of the Effective Time, Betsy Atkins, Herbert “Chip” Frazier, William J. Hanenberg, C. Alexander Harman, Patrick Kearney, Antoine Munfakh, Jason Scheir and David Siegel became directors of the Company. John W. Dietrich will remain a director of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, effective on the Closing Date, the certificate of incorporation and bylaws of the Company were each amended and restated in their entirety. A copy of the Atlas Air Worldwide Holdings, Inc. Certificate of Incorporation, Amended and Restated as of March 17, 2023 and the Atlas Air Worldwide Holdings, Inc. By-Laws, Second Amended and Restated as of March 17, 2023 are filed herewith as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

The information in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On March 17, 2023, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on March 17, 2023, the Company notified the holders of its 2024 Convertible Notes with respect to its fundamental change offer to repurchase and the noteholders’ right to convert the 2024 Convertible Notes. A copy of the notice is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of August 4, 2022, by and among Atlas Air Worldwide Holdings, Inc., Rand Parent, LLC and Rand Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Atlas Air Worldwide Holdings, Inc. on August 4, 2022)
3.1	Atlas Air Worldwide Holdings, Inc. Certificate of Incorporation, Amended and Restated as of March 17, 2023
3.2	Atlas Air Worldwide Holdings, Inc. By-Laws, Second Amended and Restated as of March 17, 2023
4.1	Third Supplemental Indenture, dated as of March 17, 2023, between Atlas Air Worldwide Holdings, Inc. and Wilmington Trust, National Association, as Trustee
99.1	Press Release, dated March 17, 2023
99.2	Notice to Noteholders, dated March 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ Adam R. Kokas
Name: Adam R. Kokas
Title: Executive Vice President, General Counsel and Secretary

Date: March 17, 2023